Exhibit (c)(1)

STRICTLY CONFIDENTIAL

Project Trader

Fairness Opinion Information

CONFIDENTIAL | June 4, 2010

Confidential Material Disclaimer

The following pages contain material to be provided to the Board of Directors and Special Committee of the Board of Directors of Trader (the “Company”) by Raymond James & Associates, Inc. (“Raymond James”) in connection with the delivery of its opinion as to the fairness, from a financial point of view, of the consideration to be received by the Company’s shareholders, excluding LQ Acquisition, Inc. (“LQA”) or its affiliates, in the proposed transaction (the “Transaction”) in which LQA, through a tender offer (the “Offer”), would acquire all of the shares of common stock of the Company not owned by LQA or its affiliates. The accompanying material should only be reviewed in conjunction with Raymond James’s opinion, and these materials are subject to the assumptions and limitations contained in the opinion. This presentation was compiled or prepared on a confidential basis and not with a view toward public disclosure under any securities laws or otherwise. Any estimates and projections contained herein have been prepared or adopted by the Company’s management, or obtained from public sources, or are based upon such estimates and projections, and involve numerous and significant subjective determinations, and there is no assurance that such estimates and projections will be realized. Raymond James does not take responsibility for such estimates and projections, or the basis on which they were prepared. Information concerning other companies and transactions were obtained by Raymond James from select public sources. No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. This material was not prepared for use by readers not as familiar with the business and affairs of the Company as the Board of Directors of the Company, and, accordingly, neither the Company nor Raymond James nor their respective legal or financial advisors or accountants take any responsibility for the accompanying material if used by persons other than the Board of Directors of the Company. Raymond James does not have any obligation to update or otherwise revise the accompanying materials.

Table of Contents

Section	1	Background Information

Section	2	Public Market Perspective

Section	3	Valuation Analysis

Appendix	A	Historic and Projected Financial Performance

Appendix	B	Raymond James Fairness Opinion Letter

Section 1

Background Information

Background Information

Introduction

•

The purpose of this presentation is to deliver to the Special Committee of the Board of Directors of Trader the opinion of Raymond James regarding the fairness, from a financial point of view, of the consideration to be received by Trader shareholders other than LQA or its affiliates in connection with the proposed tender offer for the outstanding common shares of Trader not owned by LQA or its affiliates. In arriving at its opinion, Raymond James has:

•	reviewed a letter from LQA dated May 27, 2010 summarizing the proposed tender offer (the “Offer Letter”)

•	reviewed the financial terms and conditions as summarized in the Offer Letter;

•	reviewed Annual Reports on Form 10-K filed by the Company for the years ended December 31, 2008 and 2009, as amended;

•	reviewed the Quarterly report on Form 10-Q filed by the Company for the period ending March 31, 2010;

•	reviewed other Company financial and operating information requested from and/or provided by the Company, including financial forecasts and estimated liquidation values;

•	reviewed certain other publicly available information regarding the Company;

•	discussed with members of the senior management of the Company certain information relating to the aforementioned items and any other matters which Raymond James deemed relevant to its inquiry;

•	reviewed the reported price and trading activity for the shares of the Company’s Common Stock;

•	compared financial and stock market information for the Company with similar information for other companies with publicly traded securities;

Background Information

Introduction (continued)

•	reviewed the financial terms of recent business combinations involving companies engaged in businesses that Raymond James deemed comparable to the Company; and

•	performed other such analyses and studies, and considered such other factors, as Raymond James considered appropriate.

•

The analyses included in this presentation are meant to be considered in conjunction with the Raymond James written opinion to the Special Committee of the Board of Directors and the Board of Directors dated June 4, 2010; the form of our written opinion is included in these materials in Appendix B.

Background Information

Transaction Summary

This summary of financial terms of the Offer is provided for discussion purposes only. It is not intended to be a comprehensive listing of the relevant terms and conditions contained in the Offer or a complete description of any particular term. Nothing in this summary should be construed to be an interpretation or explanation of any provision or term of the Offer.

Terms	Details
Structure	•	Cash tender offer for all outstanding shares not owned by LQA or its affiliates
	•	LQA and its affiliates own approximately 31% of Trader’s outstanding shares

Purchase Price	•	$4.00 per share cash offer

Offer Values ($000s)	•	Fully diluted equity value: $27,311
	•	Enterprise value: $3,309

Management Arrangements	•	Existing management agreements remain in force and will be the responsibility of LQA upon completion of the Offer

Treatment of Options	•	Holders of Company stock options, other than LQA or its affiliates, will be given the opportunity to exercise their options. Unexercised options will be cancelled according to their terms.

Representations and Warranties	•	None

Conditions	•	At least a majority of shares not owned by LQA or its affiliates are tendered (non-waivable)
	•	At least 90% of all outstanding shares are validly tendered and not withdrawn
	•	The Company will loan $19.0 million to LQA to allow LQA to pay for tendered shares

Background Information

Contact Summary

Description of Previous Marketing Efforts

•	Prior to the proposed Offer, Raymond James assisted the company in pursuing strategic alternatives including the possible sale of the Company

•	Raymond James contacted 57 parties, of which five ultimately submitted a written indication of interest

•	Following further due diligence with the Company, only one party submitted a revised proposal

Contact Summary

*	Does not include LQA Offer Letter.

Background Information

Overview of the Proposed Offer

Transaction Values

Dollars in thousands, except per share values
Offer price per share	$4.00

Equity value (1)	$27,071

Plus: Net effect of dilutive securities (2)	$240

Fully diluted equity value	$27,311

Less: Unrestricted cash and equivalents (3)	$24,002

Brokerage value	$3,309

Implied Offer Premiums

	Price	Implied Premium
Current (6/3/10)	$3.12	28.2%
One week prior (5/27/10)	$3.11	28.6%
One month prior (5/3/10)	$3.11	28.6%
Three months prior (3/3/10)	$3.24	23.5%
52 week high - at close (3/17/10)	$3.90	2.6%

One month average	$3.15	26.9%
Three month average	$3.19	25.3%
52 week average	$2.75	45.6%

Transaction Multiples

Dollars in thousands	Trader Metric	Offer $4.00
Enterprise value as a multiple of:
LTM Revenue (4)	12,146	0.27	x
2010E Revenue	10,944	0.30

LTM EBITDA	$(1,573)	NM
2010E EBITDA	(2,325)	NM

(1)	Based on 6,767,691 basic shares outstanding as of 3/31/2010.
(2)	Based on 214,100 options with a weighted average exercise price of $2.88.
(3)	Includes cash, fixed income securities and QuinStreet note on 3/31/2010 balance sheet.
(4)	Trader revenue reduced by $0.9 million in click fees to approximate revenue associated with domain sale.

Section 2

Public Market Perspective

Public Market Perspective

Relative Stock Price Performance

Trailing twelve months

Note: Insurance Brokers index includes AJG, BRO, EHTH, INSW and WSH.

Source: SNL Financial

Public Market Perspective

Trader Price / Volume Chart

Trailing twelve months

Source: SNL Financial

Public Market Perspective

Volume Distribution

Trailing Twelve Months

Trailing Twelve Months Prior to Sale of Domain (10/9/2009)

Source: SNL Financial

Public Market Perspective

Comparative Revenue Growth and EBITDA Margin Trends

Revenue Growth

	2005	2006	2007	2008	2009	YTD 3/31/10
WSH	-0.4%	7.1%	6.2%	9.7%	15.4%	4.5%
BRO	21.5%	11.7%	9.3%	1.9%	-1.0%	-4.3%
AJG	-0.6%	2.9%	10.4%	1.3%	5.1%	20.3%
EHTH	38.2%	46.8%	43.2%	27.2%	20.7%	12.8%
INSW	70.6%	13.9%	16.5%	12.9%	-6.2%	-0.3%
MAAL	-1.2%	-5.0%	0.6%	36.5%	-2.7%	NA
Mean	21.4%	12.9%	14.4%	14.9%	5.2%	6.6%
Trader	7.5%	0.7%	4.6%	-13.1%	-6.5%	-39.2%

EBITDA Margin

	2005	2006	2007	2008	2009	YTD 3/31/10
WSH	29.0%	22.3%	25.3%	26.6%	21.0%	26.2%
BRO	37.9%	38.4%	38.9%	39.4%	35.5%	34.3%
AJG	20.7%	5.2%	14.6%	16.9%	16.2%	18.8%
EHTH	-6.3%	1.2%	15.5%	20.2%	20.7%	20.8%
INSW	-56.9%	-23.2%	-19.8%	6.7%	-6.1%	-3.1%
MAAL	NA	NA	NA	NA	NA	NA
Mean	4.9%	8.8%	14.9%	22.0%	17.5%	19.4%
Trader	-4.0%	-24.7%	-17.8%	0.9%	-3.7%	-4.1%

Source: Company filings; Note: Trader data excludes impact of domain sale in 3Q 2009.

Section 3

Valuation Analysis

Valuation Analysis

Illustrative Valuation Summary

(Dollars in thousands)	Trader Statistic	Multiple Range								Implied Diluted Price Per Share
		Low		Median		Mean		High		Low	Median	Mean	High
Trading History
52-Week Range (closing price)										$1.22			$3.90
Public Company Comparable Analysis (1)
Total Enterprise Value to: (2)
LTM Revenue (3)	12,146	0.4	x	1.4	x	1.5	x	3.0	x	$4.18	$6.10	$6.01	$8.65
2010E Revenue	10,944	1.1		1.9		2.0		3.0		$5.24	$6.63	$6.54	$8.20
LTM EBITDA	(1,573)	5.9		8.6		8.1		9.2		NM	NM	NM	NM
2010E EBITDA	(2,325)	5.8		8.3		7.8		8.7		NM	NM	NM	NM
Precedent Transactions
Total Enterprise Value to: (2)
LTM Revenue (3)	12,146	0.9	x	2.2	x	2.2	x	4.0	x	$5.10	$7.37	$7.30	$10.40
Premiums Paid Analysis
Current (June 3, 2010)
1-Day	$3.12	-58.2%		44.8%		52.4%		195.2%		$1.30	$4.52	$4.76	$9.21
1-Week	$3.11	-62.3		47.4		51.8		187.5		$1.17	$4.59	$4.72	$8.94
1-Month	$3.11	-68.8		46.3		62.4		254.1		$0.97	$4.55	$5.05	$11.01
3-Months	$3.24	-82.2		34.2		43.1		196.1		$0.58	$4.35	$4.64	$9.59
Domain Announcement (October 9, 2009)
1-Day	$2.94	-58.2%		44.8%		52.4%		195.2%		$1.23	$4.26	$4.48	$8.68
1-Week	$3.00	-62.3		47.4		51.8		187.5		$1.13	$4.42	$4.55	$8.63
1-Month	$2.49	-68.8		46.3		62.4		254.1		$0.78	$3.64	$4.04	$8.82
3-Months	$1.70	-82.2		34.2		43.1		196.1		$0.30	$2.28	$2.43	$5.04
Discounted Cash Flow Analysis										$3.83			$4.09
Liquidation Analysis										$3.42			$3.81

(1)	Public company comparable analysis utilizes publicly available research estimates.
(2)	Assumes net cash position of $24.0 million.
(3)	Trader revenue reduced by $0.9 million in click fees to approximate revenue associated with domain sale.

Note: Trader projected financial results provided by Trader Management.

Valuation Analysis

Public Companies Comparable Analysis – Operating Metrics

Dollars in millions, except per share data
Company	Ticker	Current Price 6/3/10	52 Week Price		Shares Out. (1) (M)	Equity Market Value	Financial Period	Net Debt (2)	Total Enterprise Value (3)	Latest Twelve Months (4)			Calendar Year		LT
			High Price	Low Price						Revenue	EBITDA	Net Income	2010E EPS	2011E EPS	Growth Rate
Insurance Brokerage Companies
Willis Group Hldgs Public Ltd Co	WSH	$31.34	$34.98	$23.88	169.5	$5,312.4	3/31/10	$2,201.0	$7,513.4	$3,305.0	$879.0	$449.0	$2.73	$3.03	7.9%
Brown & Brown Inc.	BRO	19.83	20.31	8.04	142.2	2,818.8	3/31/10	27.2	2,846.1	956.6	326.4	149.4	1.06	1.16	12.5%
Arthur J. Gallagher & Co.	AJG	25.54	27.00	20.20	103.8	2,650.5	3/31/10	357.9	3,008.4	1,810.6	327.4	131.4	1.47	1.67	9.3%
eHealth Inc.	EHTH	13.71	19.31	12.00	23.5	322.5	3/31/10	(154.4)	168.2	139.0	28.3	15.4	0.60	0.63	15.1%
InsWeb Corp.	INSW	4.53	5.85	2.08	4.8	21.9	3/31/10	(7.7)	14.2	35.1	(0.1)	(0.3)	NA	NA	NA
The Marketing Alliance	MAAL	6.00	10.25	3.00	1.9	11.5	12/31/09	(3.7)	7.8	20.6	NA	2.3	NA	NA	NA
Trader (Offer)		4.00			6.8	27.1	3/31/10	(24.0)	3.3	13.1	(1.6)	(2.4)	NA	NA	NA

(1)	MAAL metric based on average shares outstanding for quarter ended December 31, 2009.
(2)	Net debt equals long term debt plus short term debt, less cash and cash equivalents; MAAL metric assumes no short-term debt.
(3)	Total enterprise value equals market value of equity plus net debt. Trader enterprise value includes $0.2 million related to dilutive effect of securities.
(4)	All data excludes non-recurring and extraordinary items. Trader net income excludes entire gain on sale of domain and related assets.

Sources: Company filings and earnings releases, SNL Financial; First Call mean estimates shown

Valuation Analysis

Public Companies Comparable Analysis – Valuation Metrics

Company	EBITDA Margin	Net Income Margin	Enterprise Value to:
			LTM Rev (1)		2010E Rev		LTM EBITDA		2010E EBITDA
Insurance Brokerage Companies
Willis Group Hldgs Public Ltd Co	26.6%	13.6%	2.3	x	2.2	x	8.5	x	8.0	x
Brown & Brown Inc.	34.1%	15.6%	3.0		3.0		8.7		8.6
Arthur J. Gallagher & Co.	18.1%	7.3%	1.7		1.6		9.2		8.7
eHealth Inc.	20.4%	11.1%	1.2		1.1		5.9		5.8
InsWeb Corp.	-0.2%	-0.7%	0.4		NA		NM		NA
The Marketing Alliance	NA	11.1%	0.4		NA		NA		NA
High	34.1%	15.6%	3.0	x	3.0	x	9.2	x	8.7	x
Mean	19.8%	9.6%	1.5		2.0		8.1		7.8
Median	20.4%	11.1%	1.4		1.9		8.6		8.3
Low	-0.2%	-0.7%	0.4		1.1		5.9		5.8
Trader (Offer)	-12.0%	-18.5%	0.3		0.3		NM		NM

(1)	MAAL enterprise value assumes no short term debt and is calculated using average shares outstanding for quarter ended December 31, 2009; Trader revenue reduced by $0.9 million in click fees to approximate revenue associated with domain sale.

Sources: Company filings and earnings releases, SNL Financial; First Call mean estimates used; Trader projected financial results provided by Trader Management

Valuation Analysis

Precedent Transactions Analysis

This analysis represents insurance brokerage transactions between $10 and $500 million in equity value announced since January 2006

(Dollars in millions)				Enterprise Value ($M)	Equity Value ($M)	Enterprise Value / Revenue (x)
	Announced	Target	Acquirer
(1)(2)	Mar-10	FirstCity Partnership Ltd.	Arthur J. Gallagher & Co.	$32.0	$32.0	1.1
(2)(3)	Sep-09	Adrian N Baker & Co.	AHM Corporation Holdings Inc.	14.8	14.8	1.9
(1)(2)	May-09	Irving Weber Associates, Inc.	Brown & Brown Inc.	10.2	10.2	2.5
(2)(4)	Dec-08	Guaranty Insurance Services	JLT Insurance Agency Hldgs Inc	40.0	40.0	0.9
	Oct-08	GMAC Re	Maiden Holdings North America, Ltd.	NM	100.0	NM
(2)(4)	Oct-08	AIS Mgmt Corp.	Mercury General Corp.	154.7	154.7	1.6
(1)(2)	Aug-08	Fullerton & Company Inc.	Brown & Brown Inc.	17.4	17.4	1.9
(1)(2)	Jun-08	HBA Insurance Group, Inc.	Brown & Brown Inc.	50.3	50.3	2.7
(1)(2)	Mar-08	Powers & Effler Insurance	Brown & Brown Inc.	25.0	25.0	2.2
(1)(2)	Jan-08	LDP Consulting Group	Brown & Brown Inc.	39.2	39.2	3.1
(1)(2)	May-07	Three benefits firms	National Financial Partners	15.9	15.9	1.2
(1)(2)	Apr-07	Sobel Affiliates Inc.	Brown & Brown Inc.	33.0	33.0	2.7
(1)(2)	Mar-07	Grinspec Inc.	Brown & Brown Inc.	31.9	31.9	3.9
(1)(2)	Mar-07	BNC Insurance Services Inc.	Hub International Ltd.	37.3	37.3	2.0
(1)(2)	Feb-07	ALCOS Inc.	Brown & Brown Inc.	34.4	34.4	1.9
(1)(2)	Jan-07	Three insurance brokers	National Financial Partners	23.2	23.2	2.2
(1)(2)	Jan-07	Miles & Finch Inc.	Regions Financial Corp.	20.6	20.6	2.1
(2)	Dec-06	Balser Companies	National Financial Partners	52.8	52.8	4.0
(1)(2)	Dec-06	Coburn Insurance Agency Inc.	Hub International Ltd.	23.0	23.0	2.6
	Nov-06	Clark Inc.	AEGON NV	607.2	314.1	2.2
(1)(2)	Oct-06	Kaufman & Kaufman Insurance	Hub International Ltd.	28.2	28.2	3.1
(2)	Sep-06	Genatt Associates, Inc.	Kinloch Holdings Inc.	65.0	65.0	2.5
(2)	Sep-06	JLT U.S. retail operations	Alliant Insurance Services	100.0	100.0	1.7
	Jun-06	Intersections Insurance Services, Inc.	Intersections Inc.	59.5	55.5	1.2
	May-06	Two insurance brokers	National Financial Partners	16.4	15.1	2.3
(2)	Mar-06	Three insurance brokers	Hub International Ltd.	104.8	104.8	2.3
(5)	Jun-10	Trader	LQA	3.3	27.3	0.3

High	4.0	x
Mean	2.2
Median	2.2
Low	0.9

(1)	Approximated or annualized revenues used, as reported.
(2)	Assumes net debt of $0.0.
(3)	Revenue calculated using six months ended June 30, 2009 and half of year ended December 31, 2008 revenues.
(4)	Revenue calculated using annualized September 30, 2008 YTD revenues.
(5)	Trader revenue reduced by $0.9 million in click fees to approximate revenue associated with domain sale.

Source: SNL Financial, Capital IQ, company filings

Valuation Analysis

Public Markets Premiums Paid Analysis

Premiums Paid Analysis

•	Raymond James analyzed premiums paid by buyers in transactions involving public targets in all industries with the following criteria:

•	Transactions announced since January 2008

•	Transaction values between $10 million to $100 million

	1-Day	1-Week	1-Month	3-Months
Low	-58.2%	-62.3%	-68.8%	-82.2%
Mean	52.4%	51.8%	62.4%	43.1%
Median	44.8%	47.4%	46.3%	34.2%
High	195.2%	187.5%	254.1%	196.1%

One Day Prior Premiums, by Year

Premium Analysis – Current

	Price	Implied Premium
Current (6/3/10)	$3.12	28.2%
One week prior (5/27/10)	$3.11	28.6%
One month prior (5/3/10)	$3.11	28.6%
Three months prior (3/3/10)	$3.24	23.5%
52 week high - at close (3/17/10)	$3.90	2.6%

One month average	$3.15	26.9%
Three month average	$3.19	25.3%
52 week average	$2.75	45.6%

Premium Analysis – Since Domain Announcement

	Price	Implied Premium
Announcement (10/9/09)	$2.94	36.1%
One week prior (10/2/09)	$3.00	33.3%
One month prior (9/9/09)	$2.49	60.6%
Three months prior (7/9/09)	$1.70	135.2%
52 week high (10/21/08)	$3.50	14.3%

One month average	$2.97	34.6%
Three month average	$2.15	86.0%
52 week average	$2.40	66.9%

Source: FactSet Research

Valuation Analysis

Public Markets Premiums Paid Analysis – Detail

Announcement				Deal Value ($MM)	Offer Price as a Premium to Target Share Price Prior to Announcement (%)
Date	Buyer	Target Ticker	Target		1-Day	1-Week	1-Month	3-Months
05/25/10	Kearny Financial Corp.	CJBK	Central Jersey Bancorp	69.4	130.6	109.5	117.4	142.3
05/17/10	Francisco Partners Management LLC	EFJI	EF Johnson Technologies, Inc.	27.8	1.9	6.1	-2.8	6.1
05/17/10	Toronto-Dominion Bank	TSFG	The South Financial Group, Inc.	60.4	-58.2	-62.3	-68.8	-28.2
05/13/10	Merit Medical Systems, Inc.	BSMD	BioSphere Medical, Inc.	80.7	54.2	67.8	74.5	48.5
05/10/10	Mill Road Capital Management LLC	RUBO	Rubio’s Restaurants, Inc.	83.0	13.6	8.2	7.1	9.3
05/07/10	Lenox Wealth Management, Inc.	FFHS	First Franklin Corp.	27.3	85.1	82.7	75.6	196.1
05/07/10	Swenson Granite Co. LLC	ROAC	Rock of Ages Corp.	23.1	29.8	25.5	38.4	48.5
04/26/10	JS Acquisition, Inc.	EMMS	Emmis Communications Corp.	23.1	4.3	29.7	124.3	95.1
04/20/10	Donegal Mutual Insurance Co.	UNNF	Union National Financial Corp.	20.7	44.8	47.4	124.2	92.5
04/05/10	GeoDigm Corp.	NADX	National Dentex Corp.	93.7	69.7	70.9	102.4	91.0
03/18/10	Roma Financial Corp.	STBK	Sterling Banks, Inc.	14.7	64.7	50.0	80.0	NM
03/12/10	Emera, Inc.	MAM	Maine & Maritimes Corp.	75.7	40.6	39.3	36.4	23.2
03/02/10	Great Hill Partners LLC	LOV	Spark Networks, Inc.	35.7	5.1	3.7	5.1	30.8
02/24/10	Brookfield Asset Management, Inc.	CYRV	Crystal River Capital, Inc.	13.7	-25.0	0.0	42.9	15.4
02/23/10	Naugatuck Valley Mutual Holding Co.	SSE	Southern Connecticut Bancorp, Inc.	19.5	117.4	120.4	100.8	99.2
02/18/10	The Gores Group LLC	PIII	PECO II, Inc	16.8	51.0	67.4	9.9	26.6
02/01/10	Haemonetics Corp.	GLOB	Global Med Technologies, Inc.	46.9	64.9	67.1	56.4	45.2
01/29/10	QuantRX Biomedical Corp.	NUXP	NuRx Pharmaceuticals, Inc.	15.2	65.8	65.8	77.2	61.7
01/22/10	Lone Star Investment Advisors LLC	LGN	Lodgian, Inc.	54.1	40.8	42.9	82.5	33.7
01/21/10	Trustmark Mutual Holding Co.	FIT	Health Fitness Corp.	89.0	21.9	21.3	30.1	44.6
01/19/10	Chemring Group Plc	ADG	Allied Defense Group, Inc.	59.2	53.9	52.3	46.2	6.6
01/11/10	Code Hennessy & Simmons LLC	ZRBA	Zareba Systems, Inc.	22.6	90.3	105.0	101.3	81.8
01/08/10	Chemical Financial Corp.	OKFC	O.A.K. Financial Corp.	76.8	57.8	63.7	53.1	44.9
12/30/09	Trinity Industries, Inc.	QUIX	Quixote Corp.	59.6	123.9	136.3	228.9	156.2
12/28/09	Tower Bancorp, Inc.	FCEC	First Chester County Corp.	64.4	85.8	98.4	27.1	-4.9
12/23/09	Alta Mesa Holdings LP	TMR	Meridian Resource Corp.	30.5	27.0	29.5	10.0	-25.0
12/23/09	Crane Co.	MRM	Merrimac Industries, Inc.	47.9	40.1	78.6	67.5	100.0
12/21/09	The Steak ‘n Shake Co.	FMMH	Fremont Michigan InsuraCorp, Inc.	38.6	4.8	4.3	0.0	22.5
12/18/09	Shanghai Jin Jiang Int’l Hotels, Thayer Hotel Investors V-A LP	IHR	Interstate Hotels & Resorts, Inc.	72.3	77.2	77.2	67.9	66.7
12/08/09	Francisco Partners Management LLC	QDHC	QuadraMed Corp.	70.6	32.6	32.4	27.2	23.9
12/07/09	IXYS Corp.	ZILG	ZiLOG, Inc.	62.1	21.1	18.7	30.4	45.8
11/04/09	Lowrie Management	VCGH	VCG Holding Corp.	26.4	18.6	9.4	1.0	-0.9
11/03/09	Bryn Mawr Bank Corp.	FKFS	First Keystone Financial, Inc.	32.7	43.2	41.3	39.5	45.1
10/26/09	Union Savings Bank	FLFL	First Litchfield Financial Corp.	35.4	155.3	149.0	130.8	146.1
10/22/09	GenNx360 Capital Partners	GVSS	GVI Security Solutions, Inc.	10.5	22.6	16.4	8.6	22.6
10/08/09	Pulmuone Holdings Co., Ltd.	PSTA	Monterey Gourmet Foods, Inc.	45.3	25.0	35.0	95.7	59.8
09/30/09	Resaca Exploitation, Inc.	CFW	Cano Petroleum, Inc.	76.3	83.5	51.8	149.3	75.8
09/29/09	Massey Services, Inc.	SNR	Sunair Services Corp.	32.5	49.1	49.5	44.7	14.6
09/25/09	Federal Capital Partners	APO	American Community Properties Trust	43.6	-11.6	-6.5	28.6	31.1
09/25/09	Platinum Equity LLC	PMRY	Pomeroy IT Solutions, Inc.	60.6	10.2	11.7	10.5	9.2

Note: Premiums deviating from the mean by more than two standard deviations denoted as “NM”.

Source: FactSet Research – U.S. targets, all industries

Valuation Analysis

Public Markets Premiums Paid Analysis – Detail (cont.)

Announcement				Deal Value ($MM)	Offer Price as a Premium to Target Share Price Prior to Announcement (%)
Date	Buyer	Target Ticker	Target		1-Day	1-Week	1-Month	3-Months
09/09/09	Syneron Medical Ltd.	CLZR	Candela Corp.	65.0	50.8	77.2	130.5	132.4
09/08/09	Cell Biosciences, Inc.	APNO	Alpha Innotech Corp.	16.4	70.5	134.4	134.4	-13.8
08/27/09	NYSE Euronext	NYFX	NYFIX, Inc.	65.9	94.8	76.3	132.6	72.7
08/24/09	Ligand Pharmaceuticals, Inc.	NRGN	Neurogen Corp.	12.4	-39.0	-38.9	-49.1	-30.1
08/17/09	Jack Henry & Associates, Inc.	GFSI	Goldleaf Financial Solutions, Inc.	19.1	40.0	48.5	78.2	34.2
08/13/09	The Steak ‘n Shake Co.	WEST	Western Sizzlin Corp.	23.1	-38.7	-42.0	-37.8	-46.8
08/07/09	Excellere Partners LLC	MTSI	MTS Medication Technologies, Inc.	37.3	4.5	3.4	9.7	45.9
08/03/09	Prospect Capital Corp.	PCAP	Patriot Capital Funding, Inc.	86.3	105.1	116.1	139.4	86.0
07/29/09	Covidien Plc	PMII	Power Medical Interventions, Inc.	35.7	NM	NM	246.7	NM
07/29/09	Overseas Shipholding Group, Inc.	OSP	OSG America LP	71.8	41.4	56.5	53.7	16.2
07/13/09	Royal KPN NV	IBAS	iBasis, Inc.	93.3	130.8	136.2	109.8	NM
07/09/09	Icahn Associates Corp.	XOHO	XO Holdings, Inc.	15.7	175.9	163.2	158.1	NM
07/06/09	BFC Financial Corp.	WDGH	Woodbridge Holdings Corp.	17.9	26.2	21.8	-7.5	131.3
06/30/09	BCB Bancorp, Inc.	PBCI	Pamrapo Bancorp, Inc.	46.9	-0.7	-5.9	-2.3	26.7
06/30/09	BioSante Pharmaceuticals, Inc.	CEGE	Cell Genesys, Inc.	43.1	26.8	19.1	-12.7	19.1
06/17/09	Danvers Bancorp, Inc.	BNV	Beverly National Corp.	61.9	35.7	35.9	43.3	51.0
06/15/09	Berkshire Hathaway, Inc.	CAV	Cavalier Homes, Inc.	48.4	23.3	32.2	61.8	83.3
06/12/09	Steel Holdings, Inc.	SBN	SoftBrands, Inc.	41.3	95.7	91.7	217.2	NM
06/08/09	HealthTronics, Inc.	ENDO	Endocare, Inc.	16.1	42.2	48.8	45.5	156.0
06/01/09	Merge Healthcare, Inc.	ETWC	etrials Worldwide, Inc.	20.2	48.3	41.6	165.2	157.9
06/01/09	Saunders Acquisition Corp.	FEP	Franklin Electronic Publishers, Inc.	11.8	149.0	131.5	187.4	177.8
05/28/09	Communications Infrastructure Investments LLC	FTGX	FiberNet Telecom Group, Inc.	90.0	15.2	10.3	13.1	14.5
05/18/09	Takeda Pharmaceutical Co., Ltd.	IDMI	IDM Pharma, Inc.	66.7	55.3	57.1	42.7	35.4
05/13/09	United Financial Bancorp, Inc.	CFNA	CNB Financial Corp. (Massachusetts)	24.7	38.9	33.4	254.1	166.7
05/07/09	Cenveo, Inc.	NSHA	Nashua Corp.	38.3	177.8	NM	NM	133.3
05/07/09	Mentor Graphics Corp.	LGVN	LogicVision, Inc.	13.5	52.7	44.9	47.9	30.3
04/29/09	Independence Capital Partners	IMNY	I-many, Inc.	32.8	90.7	165.2	205.0	52.5
04/20/09	Chesapeake Utilities Corp.	FPU	Florida Public Utilities Co.	73.4	15.5	22.5	25.0	18.0
04/13/09	Image Holdings Corp.	INFS	InFocus Corp.	38.6	35.7	43.9	115.9	26.7
04/03/09	TAT Industries Ltd.	LIMC	Limco Piedmont, Inc.	12.9	12.0	8.0	25.1	-9.7
03/25/09	The Hearst Corp.	HTV	Hearst-Argyle Television, Inc.	76.3	115.3	150.0	174.4	-28.2
03/23/09	Cox Enterprises, Inc.	CXR	Cox Radio, Inc.	82.4	45.5	47.7	-5.1	-21.3
03/18/09	American Software, Inc.	LGTY	Logility, Inc.	11.1	44.1	49.4	51.8	54.5
03/11/09	Din Global Corp.	ENPT	En Pointe Technologies, Inc.	13.8	NM	155.1	190.7	NM
03/06/09	CommerceWest Bank	DVBC	Discovery Bancorp	10.7	90.3	100.7	145.3	52.3
03/05/09	General Atlantic LLC	GVHR	Gevity HR, Inc.	90.1	97.0	88.7	75.4	146.9
03/04/09	Life Sciences Research, Inc. /Baker/	LSR	Life Sciences Research, Inc.	93.7	77.5	47.1	21.6	-11.0
02/23/09	AMICAS, Inc.	EMAG	Emageon, Inc.	39.0	142.7	76.7	-7.6	-27.2
02/23/09	Exar Corp.	HIFN	Hi/fn, Inc.	55.5	49.5	29.0	23.5	73.6
02/03/09	JLL Partners, Inc.	PDGI	Pharmanet Development Group, Inc.	99.1	NM	NM	NM	184.1

Note: Premiums deviating from the mean by more than two standard deviations denoted as “NM”.

Source: FactSet Research – U.S. targets, all industries

Valuation Analysis

Public Markets Premiums Paid Analysis – Detail (cont.)

Announcement				Deal Value ($MM)	Offer Price as a Premium to Target Share Price Prior to Announcement (%)
Date	Buyer	Target Ticker	Target		1-Day	1-Week	1-Month	3-Months
02/02/09	Insituform Technologies, Inc.	CRRP	Corrpro Cos., Inc.	13.8	NM	176.9	128.6	NM
01/27/09	Bookham, Inc.	AVNX	Avanex Corp.	33.9	65.7	73.6	110.7	-18.1
01/15/09	Harold Hamm DST Trust	HPGP	Hiland Holdings GP LP	20.3	-9.1	-35.5	-12.7	-82.2
01/15/09	Hiland Partners LP /Hamm/	HLND	Hiland Partners LP	39.6	26.6	0.2	44.1	-60.8
01/14/09	Fieldpoint Petroleum Corp.	BSIC	Basic Earth Science Systems, Inc.	25.5	124.6	124.6	108.6	62.2
12/31/08	Premier Financial Bancorp, Inc.	AANB	Abigail Adams National Bancorp, Inc.	10.8	38.8	3.8	-19.3	-52.1
12/29/08	Remedy Intelligent Staffing, Inc.	WSTF	Westaff, Inc.	20.9	79.9	66.7	233.3	NM
12/23/08	MediciNova, Inc.	AVGN	Avigen, Inc.	37.0	90.8	129.6	74.6	-66.0
12/15/08	Investors Bancorp, MHC	ABNJ	American Bancorp of New Jersey, Inc.	98.3	3.5	3.5	-7.0	-12.0
12/08/08	Middlesex Savings Bank	SERC	Service Bancorp, Inc.	46.9	169.5	NM	187.9	193.0
12/05/08	Penseco Financial Services Corp.	OLDF	Old Forge Bank (Pennsylvania)	58.0	36.1	36.1	32.2	23.5
12/04/08	Deerfield Management Co.	NTMD	NitroMed, Inc.	32.4	NM	NM	160.6	7.5
11/25/08	Roche Holding AG	MEMY	Memory Pharmaceuticals Corp.	50.2	NM	NM	NM	74.3
11/24/08	Kratos Defense & Security Solutions, Inc.	DIGF	Digital Fusion, Inc.	34.5	47.8	47.8	89.1	35.5
11/19/08	Blinkx Plc	VTRO	MIVA, Inc.	19.1	108.1	71.9	56.7	-46.1
10/29/08	GlaxoSmithKline Plc	GNLB	Genelabs Technologies, Inc.	57.0	NM	NM	189.5	131.3
10/21/08	Sierra Nevada Corp.	SPDV	SpaceDev, Inc.	31.6	71.4	71.4	41.2	38.5
10/20/08	Thoma Cressey Bravo, Inc.	ITRA	Intraware, Inc.	25.2	29.0	15.3	10.5	0.5
10/13/08	adidas AG	ASHW	Ashworth, Inc.	28.0	9.8	-26.4	-42.4	-38.1
09/25/08	The Gores Group LLC	CHRK	Cherokee International Corp.	62.3	33.3	48.8	12.7	36.8
09/24/08	Hampton Roads Bankshares, Inc.	GBTS	Gateway Financial Holdings, Inc.	87.0	15.8	60.0	-14.8	-9.6
09/24/08	Ligand Pharmaceuticals, Inc.	PCOP	Pharmacopeia, Inc.	68.7	44.8	40.3	-29.3	-55.3
09/18/08	Kohlberg & Co. LLC	CVP.U	Centerplate, Inc.	52.5	-17.5	-43.6	-39.2	-51.3
09/10/08	Yadkin Valley Financial Corp.	ACBA	American Community Bancshares, Inc.	93.5	100.8	95.8	110.4	72.1
09/09/08	Vector Capital Corp.	PHST	Pharsight Corp.	52.2	37.8	33.5	22.8	26.7
09/05/08	Calypso Acquisition Corp.	NCEM	Mining Services International Corp.	93.6	37.7	34.4	35.3	39.6
09/03/08	First Merchants Corp.	LNCB	Lincoln Bancorp	77.3	52.3	72.1	69.8	34.7
08/19/08	Lime Rock Management LP, Thompson Street Capital Managers LLC	INRB	Industrial Rubber Applicators, Inc.	90.1	57.1	65.0	50.0	108.1
08/11/08	Kikkoman Corp.	ALRG	Allergy Research Group, Inc.	19.5	69.4	66.3	69.9	49.4
08/01/08	Cypress Semiconductor Corp.	SMTK	Simtek Corp.	41.4	60.5	56.6	44.4	8.3
07/31/08	First Community Bancshares, Inc. (Nevada)	CDLX	Coddle Creek Financial Corp.	36.4	147.9	147.9	140.4	133.7
07/31/08	Zones, Inc. /Lalji/	ZONS	Zones, Inc.	42.6	59.0	14.3	10.5	0.6
07/28/08	Insight Equity	MVCO	Meadow Valley Corp.	58.3	22.1	19.7	23.9	9.6
07/17/08	ON Semiconductor Corp.	CATS	Catalyst Semiconductor, Inc.	96.7	53.7	54.1	40.5	43.4
07/09/08	TranSwitch Corp.	CTLM	Centillium Communications, Inc.	42.9	61.9	59.4	34.2	24.4
07/08/08	Eli Lilly & Co.	SGXP	SGX Pharmaceuticals, Inc.	62.0	109.8	106.9	117.4	120.6
06/26/08	First Citizens Bancorp, Inc. (South Carolina)	SCB	Community Bankshares, Inc. (South Carolina)	93.6	90.9	81.8	85.0	75.0
06/26/08	Liberty Media Corp.	BDAY	Celebrate Express, Inc.	31.1	39.3	47.7	18.5	-18.2
06/24/08	SAES Getters SpA	MRY	Memry Corp.	75.7	74.5	75.7	80.7	109.1
06/19/08	TIBCO Software, Inc.	IFUL	Insightful Corp.	24.3	-1.1	4.5	12.7	130.9

Note: Premiums deviating from the mean by more than two standard deviations denoted as “NM”.

Source: FactSet Research – U.S. targets, all industries

Valuation Analysis

Public Markets Premiums Paid Analysis – Detail (cont.)

Announcement				Deal Value ($MM)	Offer Price as a Premium to Target Share Price Prior to Announcement (%)
Date	Buyer	Target Ticker	Target		1-Day	1-Week	1-Month	3-Months
06/17/08	Alcatel-Lucent SA	MOTV	Motive, Inc.	61.9	52.7	23.9	48.7	85.8
05/29/08	Blackbaud, Inc.	KNTA	Kintera, Inc.	45.2	69.7	55.6	72.3	19.1
05/28/08	Central Valley Community Bancorp	SVCF	Service 1st Bancorp	22.3	43.9	61.3	62.7	16.6
05/19/08	Tower Semiconductor Ltd.	JAZ	Jazz Technologies, Inc.	42.1	195.2	187.5	251.4	103.1
05/08/08	DG FastChannel, Inc.	ENLV	Enliven Marketing Technologies Corp.	67.0	6.9	13.3	8.4	-35.1
05/01/08	Micro Focus International Plc	NETM	NetManage, Inc.	69.7	73.5	74.3	71.0	37.9
04/29/08	Basso Capital Management LP	PMID	Pyramid Breweries, Inc.	21.5	56.3	71.9	69.8	22.2
04/28/08	G&R Acquisition, Inc.	MAXE	Max & Erma’s Restaurants, Inc.	10.2	37.0	33.6	41.8	72.4
04/28/08	Tarrant Apparel Group /Management/	TAGS	Tarrant Apparel Group	15.2	18.1	21.4	21.4	-14.1
04/24/08	Savings Bank of Maine	RVGR	Rivergreen Bank	13.1	24.8	25.0	59.2	97.9
04/22/08	Medtronic, Inc.	REST	Restore Medical, Inc.	25.2	NM	NM	34.5	44.1
04/18/08	The DIRECTV Group, Inc.	CNCT	180 Connect, Inc.	42.8	80.0	89.5	63.6	80.0
04/16/08	Boston Scientific Corp.	CRYO	CryoCor, Inc.	17.8	19.5	6.3	-27.4	-42.1
04/11/08	Albemarle Corp.	SORB	Sorbent Technologies Corp.	20.0	70.3	70.3	58.8	114.3
04/10/08	Phoenix Technologies Ltd.	TSSW	TouchStone Software Corp.	18.0	28.7	24.4	34.5	12.1
04/09/08	St. Jude Medical, Inc.	EPMD	EP MedSystems, Inc.	91.2	112.8	93.5	93.5	77.5
04/07/08	Southwest JLK Corp.	IDGR	Industrial Distribution Group, Inc.	98.9	18.2	20.5	24.2	8.0
03/31/08	H.I.G. Capital Management, Inc.	ANS	AirNet Systems, Inc.	34.0	93.8	89.9	47.9	50.3
03/13/08	Palisades Safety & Insurance Management Corp.	NAHC	National Atlantic Holdings Corp.	68.8	14.5	18.4	13.0	57.0
03/11/08	EUSA Pharma, Inc.	CYTO	Cytogen Corp.	22.1	34.8	20.4	14.8	6.9
03/10/08	C.R. Bard, Inc. (New Jersey)	SHPI	Specialized Health Products International, Inc.	68.4	8.7	13.6	22.0	11.1
03/10/08	TriQuint Semiconductor, Inc.	WJCI	WJ Communications, Inc.	68.7	17.6	17.6	66.7	33.3
03/10/08	Village Bank & Trust Financial Corp.	RCBK	River City Bank	20.2	45.7	32.6	29.0	56.6
03/06/08	Infogrames Entertainment SA	ATAR	Atari, Inc.	11.1	0.0	6.3	27.3	-2.9
03/03/08	Bottomline Technologies, Inc.	OPTO	Optio Software, Inc.	39.4	48.0	54.2	54.2	32.1
02/27/08	MainSource Financial Group, Inc.	FIFG	1st Independence Financial Group, Inc.	36.6	70.0	33.9	61.6	46.6
02/26/08	SXC Health Solutions Corp.	NMHC	National Medical Health Card Systems, Inc.	65.4	13.3	8.5	20.5	20.3
02/22/08	Imperium Partners Group LLC	ESST	ESS Technology, Inc.	58.3	36.7	36.7	46.4	19.7
02/21/08	Kratos Defense & Security Solutions, Inc.	SYS	SYS Technologies, Inc.	52.8	69.9	65.6	76.7	31.8
02/15/08	F.N.B. Corp. (Pennsylvania)	IRGB	Iron & Glass Bancorp, Inc.	89.7	42.4	41.1	45.2	44.4
01/15/08	Financial Holding Corp.	FNIN	Financial Industries Corp.	74.4	26.1	30.6	27.2	27.2
01/15/08	Thoma Cressey Bravo, Inc.	MANA	Manatron, Inc.	61.3	36.4	42.3	37.9	30.4
01/09/08	Hampton Roads Bankshares, Inc.	SHBK	Shore Financial Corp.	53.4	65.1	75.9	78.2	69.9
01/08/08	MutualFirst Financial, Inc.	MFBC	MFB Corp.	49.8	32.6	33.8	37.6	21.3
01/07/08	Stella-Jones, Inc.	BPAB	Burke-Parsons-Bowlby Corp.	47.1	27.0	26.2	22.5	9.5

					1-Day	1-Week	1-Month	3-Months
				Low	-58.2%	-62.3%	-68.8%	-82.2%
				Mean	52.4%	51.8%	62.4%	43.1%
				Median	44.8%	47.4%	46.3%	34.2%
				High	195.2%	187.5%	254.1%	196.1%

Note: Premiums deviating from the mean by more than two standard deviations denoted as “NM”.

Source: FactSet Research – U.S. targets, all industries

Valuation Analysis

Discounted Cash Flows Analysis

(Dollars in thousands)	Yr Ended Dec. 31,		2010 Quarter Ended				For Year Ended December 31,
	2008A	2009A	1Q	2Q	3Q	4Q	2010E	2011E	2012E	2013E	2014E
Total revenue	$15,667	$14,650	$2,445	$2,231	$2,544	$3,725	$10,944	$19,038	$19,489	$19,955	$20,439
% Growth	-13.1%	-6.5%	NA	-8.7%	14.0%	46.5%	-25.3%	74.0%	2.4%	2.4%	2.4%
EBITDA	(582)	(605)	(628)	(904)	(833)	41	(2,325)	862	956	1,056	1,082
% Margin	-3.7%	-4.1%	-25.7%	-40.5%	-32.8%	1.1%	-21.2%	4.5%	4.9%	5.3%	5.3%
EBIT	(1,367)	(1,424)	(833)	(1,087)	(1,006)	(132)	(3,058)	191	313	437	611
% Margin	-8.7%	-9.7%	-34.1%	-48.7%	-39.5%	-3.5%	-27.9%	1.0%	1.6%	2.2%	3.0%
Plus: Depreciation & amortization			205	183	172	172	733	670	643	619	471
Less: Inc. / (dec.) in net working capital (1)			(38)	(17)	25	95	(59)	648	36	37	39
Less: Capital expenditures (2)			50	50	50	50	200	200	200	200	200

Free cash flow			(640)	(937)	(908)	(104)	(2,466)	14	720	819	843
Present value of free cash flow (3)			—	(937)	(877)	(96)	—	12	538	532	449

Terminal Value
2014E EBITDA	1,082
EBITDA multiple	6.0	x

Terminal value	$6,489

Present value of terminal value	3,460
Present value of future cash flows	(378)

Implied present value of cash flows	$3,081

Plus Excess Cash	24,002
Plus Excess NWC @ 3/31/10	(87)
Implied present value	$26,997

Sensitivity Analysis
Discount Rate	Terminal EBITDA Multiple
	5.0x	6.0x	7.0x	5.0x	6.0x	7.0x
	Equity Value			Price Per Diluted Share
13%	$26,739	$27,363	$27,987	$3.91	$4.00	$4.09
14%	26,576	27,176	27,776	3.89	3.98	4.06
15%	26,420	26,997	27,574	3.87	3.95	4.03
16%	26,272	26,826	27,381	3.85	3.93	4.01
17%	26,130	26,663	27,197	3.83	3.90	3.98

1)	Assumes net working capital equal to 8.0% of total revenue, as generally observed amongst comparable companies.
2)	$200,000 annual capital expenditures assumed based on management discussions.
3)	Assumes cash flows discounted at 15% using midpoint convention.

Note: Projections provided by Trader management.

Valuation Analysis

Liquidation Value Analysis

Data at 4/30/2010, Unless Noted Otherwise	Metric	LV %		LV $
		Low	High	Low	High

Assets
Cash & Investments
Cash	16,539	100%	100%	16,539	16,539
Certificates of Deposit	3,206	100%	100%	3,206	3,206
Investments	3,067	100%	100%	3,067	3,067
Commissions Receivable	2,492	75%	85%	1,869	2,118
QuinStreet Note Receivable (Face Value)	1,000	90%	100%	900	1,000
Other Current Assets	419	15%	25%	63	105

Total Current Assets	26,724			25,644	26,035

Furniture, Equipment, and Software	4,357
Accumulated Depreciation	(3,489)

Net Furniture, Equipment, and Software	868	35%	50%	304	434

Intangible Assets, Net	993	0%	0%	—	—
Goodwill	3,117	0%	0%	—	—

Customer Lists(1)				584	1,168

Renewal Commissions - 3/31/2010 LTM	1,467	2.0x	3.0x	2,934	4,401

Total Assets	33,169			29,466	32,038

Liabilities
Accounts Payable	20	100%	100%	20	20
Accrued Liabilities	2,066	100%	100%	2,066	2,066

Total Liabilities				2,086	2,086

Est. Liquidation Value Before Liquidation Costs				27,380	29,952

Salary due Under Mgmt Contracts for 2011 (2)				1,421	1,421
Employee Severance (3)				969	969
Lease Payments (7/1/2010 - 12/31/2013) (4)	832	100%	95%	832	790
Estimated Administrative Costs				500	500

Est. Liquidation Value After Administrative Costs				23,658	26,272
Per Basic Share Outstanding				$3.50	$3.88
Per Diluted Share Outstanding				$3.42	$3.81

1)	Assumes 255,000 contacts for prior policy sales valued at $1.75 - $3.50 per contact, and 2.75 million contacts for persons responding to prior advertising initiatives valued at $0.05 - $0.10 per contact.
2)	Base salary for Bland, Thoms and Perillo from 7/1/10 - 12/31/10 plus 1-year base for Bland/Thoms and 6-months for Perillo in 2011, based on 2009 compensation levels.
3)	60 days of non-executive wages based on 1Q10 wages.
4)	Contractual lease payments through December 31, 2013.

Note: Projections and liquidation values reviewed and approved by Trader management.

Appendix A

Historic and Projected Financial Performance

Historic and Projected Financial Performance

Balance Sheet – Historic

(Dollars in thousands)	As of December 31,						March 31,
	2004A	2005A	2006A	2007A	2008A	2009A	2010A
Assets:
Cash and equivalents	1,356	747	1,300	2,072	927	16,022	16,745
Certificates of deposit	—	—	—	—	2,181	1,656	1,265
AFS fixed maturity investments	1,975	4,937	4,991	8,941	2,160	3,561	2,567
Commissions receivable, less allowances	2,736	2,600	2,600	3,263	2,902	3,014	2,661
Note receivable, net of discount	—	—	—	—	—	962	974
Other current assets	300	348	3,840	352	485	393	379

Total Current Assets	6,368	8,632	12,730	14,628	8,656	25,609	24,592

Certificates of deposit	—	—	—	—	1,265	1,241	1,941
AFS fixed maturity investments	5,998	3,425	1,950	—	2,448	1,037	510
Furniture, equipment & computer software	476	481	334	1,163	1,270	968	902
Intangible assets	3,699	3,094	2,540	2,031	1,563	1,132	1,028
Goodwill	6,880	3,117	3,117	3,117	3,117	3,117	3,117
Other assets	5,422	5,305	—	—	—	—	—

Total Assets	28,843	24,055	20,671	20,939	18,319	33,105	32,090

Liabilities & Shareholders’ Equity:
Accounts payable and accrued expenses (current)	1,228	1,441	1,348	1,695	1,957	2,474	2,251

Total Liabilities	1,228	1,441	1,348	1,695	1,957	2,474	2,251

Common stock	29	29	29	29	29	29	29
Additional paid-in capital	76,814	76,814	77,060	77,146	77,155	77,156	77,165
Accumulated deficit	(45,290)	(50,216)	(53,805)	(53,979)	(54,978)	(40,805)	(41,594)
Treasury stock at cost	(3,794)	(3,815)	(3,878)	(3,955)	(5,793)	(5,814)	(5,814)
AOCI	(143)	(198)	(84)	3	(51)	64	52

Shareholders’ Equity	27,616	22,614	19,324	19,244	16,362	30,631	29,839

Total Liabilities and Equity	28,843	24,055	20,671	20,939	18,319	33,105	32,090

Historic and Projected Financial Performance

Income Statement – Historic and Projected

(Dollars in thousands)	Year Ended December 31,						Forecast
	2004A	2005A	2006A	2007A	2008A	2009A	2010E	2011E	2012E	2013E	2014E
Revenues:
Life commissions - telephone	$4,958	$8,172	$4,946	$9,072	$9,395	$11,455	$8,851	$11,891	$11,891	$11,891	$11,891
Life commissions - online	7,072	5,111	5,316	4,100	2,956	1,567	1,192	1,316	1,316	1,316	1,316
Life commissions - remote agents	—	—	—	—	361	663	1,606	5,854	6,220	6,586	6,952
Life renewal commissions	995	1,203	1,308	1,322	1,387	1,432	1,557	1,588	1,619	1,652	1,685
Life settlements	—	—	—	—	78	166	61	—	—	—	—
Health commissions	1,051	619	385	303	275	220	171	145	123	105	89
Click revenue	2,000	2,124	5,485	4,339	2,610	1,372	182	921	996	1,082	1,182
Revenue share	(182)	(134)	(220)	(1,114)	(1,487)	(2,278)	(2,677)	(2,677)	(2,677)	(2,677)	(2,677)
Remote agent fees	—	—	—	—	92	53	2	—	—	—	—
Other revenue	16	7	—	—	—	—	—	—	—	—	—

Total Revenue	15,910	17,101	17,219	18,020	15,667	14,650	10,944	19,038	19,489	19,955	20,439

Expenses:
Selling and marketing	6,866	6,541	8,784	5,687	3,942	2,728	1,283	4,524	4,563	4,602	4,725
Operations	6,531	7,275	6,165	8,860	8,875	9,074	8,561	10,056	10,194	10,331	10,468
General and administrative	3,148	3,765	3,530	3,305	3,432	3,454	3,426	3,597	3,777	3,966	4,164
Depreciation & amortization	1,279	973	853	784	786	819	733	670	643	619	471
Impairment	—	3,750	1,801	—	—	—	—	—	—	—	—

Total Expense	17,824	22,303	21,134	18,636	17,035	16,074	14,002	18,847	19,176	19,518	19,828
Gain on sale of assets	—	—	—	—	—	15,606	—	—	—	—	—

Operating Income (loss)	(1,914)	(5,202)	(3,914)	(616)	(1,367)	14,182	(3,058)	191	313	437	611
Interest income	138	276	327	442	365	281	—	—	—	—	—
Gain on sale of securities	(45)	—	(1)	—	4	—	—	—	—	—	—

Pre-tax income	(1,821)	(4,926)	(3,588)	(175)	(999)	14,463	(3,058)	191	313	437	611
Income tax expense (1)	—	—	—	—	—	290	—	—	—	—	—

Net Income	(1,821)	(4,926)	(3,588)	(175)	(999)	14,173	(3,058)	191	313	437	611

EBITDA (2)	(636)	(4,229)	(3,061)	168	(582)	(605)	(2,325)	862	956	1,056	1,082
Margin (%)	-4.0%	-24.7%	-17.8%	0.9%	-3.7%	-4.1%	-21.2%	4.5%	4.9%	5.3%	5.3%

1)	Assumes NOL is utilized to offset any taxes due during forecast period.
2)	Excludes one-time gain on sale of domain and related assets.

Note: Projections provided by Trader management.

Historic and Projected Financial Performance

Financial Projections

Revenue ($M)

EBITDA ($M)